SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2009

Promotora Valle Hermoso, Inc.
(Exact name of registrant as specified in charter)

Colorado	000-23712
(State or other jurisdiction of incorporation)	(Commission File Number)

1809 E. Broadway St., Suite 346, Oviedo, FL	18960
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (800) 377-2137

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 31, 2009, the Audit Committee of the Company’s Board of Directors, after discussion with the Company’s independent auditors, concluded that our previously issued financial statements in the following reports should no longer be relied upon because of errors in such financial statements: the (audited) consolidated financial statements for the year ending December 31, 2008, included in our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (the “Commission”) on April 7, 2009; the interim period unaudited statements for the three month period ended March 31, 2009, included in our Quarterly Report on Form 10-Q, filed with the Commission on May 13, 2009;  the interim period unaudited statements for the nine and three month periods ended September 30, 2008, included in our Quarterly Report on Form 10-Q, filed with the Commission on November 14, 2008; and the (audited) consolidated financial statements for the year ended December 31, 2007, included in the Amendment to our Current Report on Form 8-K/A, filed with the Commission on September 3, 2008, reflecting the acquisition on August 5, 2008 of OJSC “494 UNR”. The resulting changes are material and require restatement of our financial statements for such periods.

The errors that require the restatement of the audited financial statements included in our Current Report on Form 8-K/A, reflecting the acquisition on August 5, 2008 of OJSC “494 UNR”, as filed with the Commission on September 3, 2008 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008 were due to an error in the principal amount of a note payable, correction of a foreign currency transaction gain of approximately $1.5 million, the reclassification of customer deposits from inventory to a liability and the restating of realized transaction gain from selling, general and administrative costs and netting the amount against foreign currency transaction loss.

The errors that require restatement of the audited financial statements included in our Annual Report on Form 10-K, filed with the Commission on April 7, 2009 include the correction of errors discussed above found in previously issued financial statements.  The Company will restate its statement of operations to reflect foreign currency transaction loss net of taxes through current income.  The additional loss will be allocated between noncontrolling interest and the Company based on ownership of the noncontrolling interest.

The errors that require restatement of the unaudited financial statements included in our Quarterly Report on Form 10-Q, filed with the Commission on May 13, 2009 were the correction of errors found in previously issued financial statements discussed above.  An error in the treatment of a foreign currency transaction has been corrected in the fourth quarter of 2008, and the allocation between noncontrolling interest and the Company will be revised.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Promotora Valle Hermoso, Inc.

Date: July 31, 2009	By:	/s/ Alexey A. Kim
Alexey A. Kim
Chief Executive Officer